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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          SEPTEMBER 19, 2002                             1-14355
 -----------------------------------------   -----------------------------------
   Date of Report (Date of earliest event          Commission File Number
     reported)

                              24/7 REAL MEDIA, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                     13-3995672
 -------------------------------------    --------------------------------------
 (State or other jurisdiction of         (I.R.S. Employer Identification Number)
   incorporation or organization)


                                  1250 BROADWAY
                            NEW YORK, NEW YORK 10001
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               (Address of Principal Executive Offices) (Zip Code)
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                                 (212) 231-7100
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              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 19, 2002, 24/7 Real Media, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Elbit Vflash Inc. and Elbit Vflash Ltd. (collectively, the "Sellers"). Pursuant to the terms of the Asset Purchase Agreement, the Company purchased from the Sellers certain assets, including certain contracts, intangibles and employee relationships, related to permission-based digital marketing communications solutions, including the intellectual property relating to the products known as "Vflash", "NowBox" and "NowCode," in exchange for 4,100,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") valued at approximately $1.8 million.

The Asset Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The foregoing description is only a summary and is qualified in its entirety by reference to the Asset Purchase Agreement.

A press release announcing the transaction was issued by the Company on September 19, 2002 and is filed herewith as Exhibit 99.1 and is incorporated by reference.

In connection with the foregoing, on September 19, 2002, the Company entered into a Series B Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") with Elbit Ltd. and Gilbridge Inc. (the "Purchasers").

The Purchasers purchased 125,000 shares of the Company's newly created Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock") for an aggregate purchase price of $1.25 million. Each share of Series B Preferred Stock is convertible into common stock of the Company (the "Common Stock") at any time at the option of the holder thereof at a conversion price of $0.2066 per share of Common Stock (the "Per Share Purchase Price"). There will be no change to the conversion ratio of the Series B Preferred Stock based upon the future trading price of the Common Stock. The conversion ratio of the Series B Preferred Stock is subject to adjustment in the event of certain future issuances of Company equity at an effective per share purchase price lower than the Per Share Purchase Price.

If the Purchasers convert all their shares of Series B Preferred Stock, then the Purchasers and Sellers collectively will become the beneficial owners of approximately 10,150,339 shares of Common Stock, or approximately 16.3% of the Company's outstanding Common Stock as of September 19, 2002, without giving effect to the conversion of any outstanding shares of preferred stock of the Company.

At any time after September 10, 2004, each share of outstanding Series B Preferred Stock will automatically convert into the applicable number of shares of Common Stock if the Common Stock is then traded and the average per share closing price of the Common Stock on the Nasdaq National Market or the Nasdaq Smallcap Market, or similar quotation system or a national securities exchange, is greater than three (3) times the Per Share Purchase Price over a sixty (60) trading day period, the average daily trading volume of the Common Stock over such period is at least 200,000 shares and certain other conditions are satisfied.

The Series B Preferred Stock will accrue and cumulate dividends at a rate of 6% per year, compounded monthly, payable when, as and if declared by the Company's Board of Directors. All accrued dividends must be paid before any dividends may be declared or paid on the Common Stock, and shall be paid as an increase in the liquidation preference of the Series B Preferred Stock payable upon the sale, merger, liquidation, dissolution or winding up of the Company.


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In the event of a liquidation, dissolution or winding up of the Company, if the holders of Common Stock would receive consideration per share equal to less than three (3) times the Per Share Purchase Price (assuming for this purpose the prior conversion in full of all Series B Preferred Stock into the applicable number of shares of Common Stock), then the holders of the Series B Preferred Stock are entitled to a liquidation preference payment per share equal to the Per Share Purchase Price, plus any dividends accrued but unpaid as of such date. After payment of the foregoing preference, the holder of each share of Series B Preferred Stock would then also participate with the holders of the Common Stock in the distribution of the proceeds from such a liquidation event to the holders of the Common Stock. A merger, consolidation or sale of the Company will be treated as a liquidation event unless such transaction has been approved by the holders of a majority of the outstanding Series B Preferred Stock.

Holders of the Series B Preferred Stock generally will vote together with the holders of shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and Common Stock, with each share of Series B Preferred Stock representing that number of votes equal to that number of shares of Common Stock into which it is then convertible. However, the holders of the Series B Preferred Stock will be entitled to a separate class vote with respect to certain matters, including any amendment or waiver of any provision of the Company's Certificate of Incorporation or Bylaws that would adversely affect the rights, privileges and preferences of the Series B Preferred Stock. Additionally, the holders of Series B Preferred Stock will be entitled to vote together with the holders of shares of Series A Preferred Stock as a separate class with respect to certain matters, including the creation of a class or series of stock having preferences or privileges senior to or on a parity with the Series B Preferred Stock.

The parties also entered into a Investors' Rights Agreement pursuant to which the Company is obligated to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the shares of Common Stock issued pursuant to the Asset Purchase Agreement, and has also granted piggyback registration rights to the holders of such shares, on a pari passu basis with existing registration rights holders, to participate in certain registered offerings of the Company's securities.

The Certificate of Designation filed with the Secretary of State of the State of Delaware relating to the Series B Preferred Stock, the Stock Purchase Agreement and the Investors' Rights Agreement dated as of September 19, 2002 by and among the Company, Elbit Ltd., Gilbridge, Inc. and Elbit Vflash Inc. are filed herewith as Exhibits 4.1, 10.1 and 10.2, respectively, are incorporated herein by reference.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents. The Company intends to use the proceeds for general corporate purposes.

ITEM 5.  OTHER EVENTS.

The Company received a letter on July 30, 2002 from Naviant, Inc., alleging that the Company made certain misrepresentations with respect to Naviant's purchase of the assets of 24/7 Mail in May 2002. Naviant claimed damages of approximately $2.3 million, which it said it intended to offset against the amounts due from Naviant to the Company. On October 3, 2002, the parties agreed to resolve the dispute through the immediate payment of $1.25 million by Naviant to the Company, which has been received by the Company. Naviant agreed to waive any further claims with regard to the specific representation in dispute; however, certain representations made by the Company under the Asset Purchase Agreement dated as of April 30, 2002 among the Company, 24/7 Mail, Inc. and Naviant Inc. continue in effect and Naviant may have the right to bring claims with respect to such representations until June 30, 2003. As a result of this settlement, the Company will write-off $850,000 against the amounts due from Naviant in the third quarter of 2002.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.

         (b)      UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

                  Not applicable.

         (c)      EXHIBITS.

                  2.1 Asset Purchase Agreement dated as of September 19, 2002 among 24/7 Real Media, Inc., Elbit Vflash Inc. and Elbit Vflash Ltd.

                  4.1 Certificate of Designation of Series B Convertible Preferred Stock.

                  10.1 Series B Preferred Stock Purchase Agreement dated September 19, 2002 among 24/7 Real Media, Inc., Elbit Ltd. and Gilbridge Inc.

                  10.2 Investors' Rights Agreement dated as of September 19, 2002 by and among 24/7 Real Media, Inc., Elbit Ltd., Gilbridge, Inc. and Elbit Vflash Inc.

                  99.1  Press Release.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            24/7 REAL MEDIA, INC.



Date: October 4, 2002                       By: /S/MARK E. MORAN
                                                --------------------------------
                                            Name:  Mark E. Moran
                                            Title: Executive Vice President and
                                                   General Counsel




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                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------

         2.1 Asset Purchase Agreement dated as of September 19, 2002 among 24/7 Real Media, Inc., Elbit Vflash Inc. and Elbit Vflash Ltd.

         4.1               Certificate of Designation of Series B Convertible
                           Preferred Stock.

         10.1 Series B Preferred Stock Purchase Agreement dated September 19, 2002 among 24/7 Real Media, Inc., Elbit Ltd. and Gilbridge Inc.

         10.2 Investors' Rights Agreement dated as of September 19, 2002 by and among 24/7 Real Media, Inc., Elbit Ltd., Gilbridge, Inc. and Elbit Vflash Inc.

         99.1              Press Release.





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